UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 19, 2007
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Number)

2501 CEDAR SPRINGS
DALLAS, TEXAS	75201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Pursuant to and in accordance with its Fourth Amended and Restated Credit Agreement, dated November 1, 2005, as amended to date, (the “Credit Agreement”), on September 19, 2007, Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), entered into a Commitment Increase Agreement (the “Increase Agreement”) with Bank of America, N.A., as the administrative agent, and certain lenders party thereto.
     Before the effective date of the Increase Agreement, the Credit Agreement provided for a maximum of $1.0 billion in revolving credit borrowings, which amount could be increased under certain circumstances to an aggregate maximum amount of $1.3 billion. The Increase Agreement increases the amount of the credit facility by $185.0 million to an aggregate of $1.185 billion. The maturity date of all borrowings under the Credit Agreement remains June 29, 2011, and no other terms of the Credit Agreement were amended by the Increase Agreement. The Partnership has previously filed Current Reports on Form 8-K on November 3, 2005, March 16, 2006, July 6, 2006 and April 5, 2007 describing the terms of the Credit Agreement, the First Amendment to the Credit Agreement, the Second Amendment to the Credit Agreement and the Third Amendment to the Credit Agreement, respectively.
     A copy of the Increase Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed above under Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Commitment Increase Agreement, dated as of September 19, 2007, among Crosstex Energy, L.P., Bank of America, N.A., and certain lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

By: Crosstex Energy GP, L.P., its General Partner

By: Crosstex Energy GP, LLC, its General Partner

Date: September 24, 2007	By:	/s/ William W. Davis

William W. Davis
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Commitment Increase Agreement, dated as of September 19, 2007, among Crosstex Energy, L.P., Bank of America, N.A., and certain lenders party thereto.

4